Exhibit 10.12

AGREEMENT REGARDING INTELLECTUAL PROPERTY MATTERS

This AGREEMENT REGARDING INTELLECTUAL PROPERTY MATTERS (this “IP Matters Agreement”) is effective as of March 23, 2010 (the “Effective Date”) and is among Verizon Communications Inc., a Delaware corporation (“Verizon”), New Communications Holdings Inc., a Delaware corporation, (“Spinco”), and Frontier Communications Corporation, a Delaware corporation (the “Company”). Verizon, Spinco, and Company, hereinafter each referred to individually as a “Party” or collectively as the “Parties”.

WHEREAS, Verizon, Spinco and Company have entered into an Agreement and Plan of Merger, dated as of May 13, 2009, as amended (the “Merger Agreement”); and

WHEREAS, Verizon and Spinco have entered into a Distribution Agreement, dated as of May 13, 2009, as amended (the “Distribution Agreement”); and

WHEREAS, the Parties desire to enter into certain arrangements to implement the provisions of the Merger Agreement and the Distribution Agreement; and

WHEREAS, pursuant to the provisions of the Merger Agreement, Verizon agreed to cause Verizon Information Technologies LLC (“Licensor”) to execute a Software License Agreement with Spinco and Company (“Software License Agreement”), which among other things, would provide that Licensor will grant, or cause its Affiliates to grant, a limited license to Licensee (defined below) for certain Software (as defined in the Software License Agreement), as such terms and provisions are defined in the Software License Agreement; and

WHEREAS, pursuant to the provisions of the Merger Agreement, Verizon and Company covenanted to work in good faith to complete Schedule A of the Software License Agreement; and

WHEREAS, notwithstanding certain provisions in the Merger Agreement and certain provisions contemplated by the Software License Agreement, the Parties desire to agree that Verizon will use commercially reasonable efforts to obtain (including by transfer or assignment) licenses for all Required Third Party Software (hereinafter defined), and that Company will compensate Verizon for certain license fees and other costs related to Required Third Party Software, and assume liability to pay related maintenance fees for all Required Third Party Software after Closing, as described herein; and

WHEREAS, the Parties wish to formalize a process to address other vendor arrangements reasonably required to prepare Spinco for post-Closing operation.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

SOFTWARE LICENSE AGREEMENT

1.1	On the Closing Date, Spinco, Company and Licensor will execute the Software License Agreement in the form attached hereto as Exhibit 1 (together with all SLA Schedules (as defined below) attached to the Software License Agreement).

ARTICLE II

THE SOFTWARE LICENSE AGREEMENT AND REVISED SCHEDULES

2.1	Company and Licensor agree that the schedules listed in this Section 2.1 (collectively, “SLA Schedules”) shall be the schedules to be attached to the Software License Agreement.

•	Schedule A (Maintenance Agreement);
•

Schedule B (Listing of Verizon Proprietary Software, identified by category, and the proportion of the Annual Maintenance Fee applicable to each category of the Verizon Proprietary Software) (“Software”);

•	Schedule C (Listing of Qualified Equipment). Schedule C is comprised of Required Hardware and Required Third Party Software as set forth in the following sub-schedules:
¡	Schedule C-1: Listing of hardware (“Required Hardware”);
¡	Schedule C-2 & C-3: Listing of Third Party Software (“Required Third Party Software”), consisting of the following:
•	Schedule C-2: List, subject to updating as described below, of embedded Required Third Party Software at the Ft. Wayne Data Center (“Embedded Software”); and
•	Schedule C-3: List, subject to updating as described below, of newly acquired or reused Required Third Party Software primarily installed at the Ft. Wayne Data Center (“New Software”).

The Parties agree and acknowledge that Schedules B and C to the Software License Agreement may be reasonably updated from time to time by Verizon upon written notice until the Closing to reflect the actual Software delivered and Qualified Equipment required. Schedules C-2 and C-3, as updated, will set forth a list of all Verizon Third Party Software necessary, when used with the Software, to provide functionality to the Fort Wayne Data Center substantially similar to, but no less favorable to, the Spinco Business than that which the Spinco Business received from Verizon and its Affiliates as of the date of the Merger Agreement

2.2	Notwithstanding anything to the contrary in the Software License Agreement, which is to be executed at Closing, or the Merger Agreement, the Parties intend that this Agreement shall control if there is any conflicting provisions in (a) the Software License Agreement, or (b) Section 7.8(h) or (i) of the Merger Agreement.

ARTICLE III

REQUIRED THIRD PARTY SOFTWARE

3.1	The Parties agree that the assignment, transfer, replication and/or other acquisition of a license of any Required Third Party Software provided pursuant to this IP Matters Agreement and/or the Software License Agreement shall be to New Communications Corporate Services Inc. (“Licensee”).

3.2	Notwithstanding Company’s obligations under the originally proposed form of Software License Agreement to obtain all Required Third Party Software, Licensor has acquired for, or where permitted, has assigned or transferred to Licensee, or has used and shall continue to use commercially reasonable efforts prior to and for a period of six (6) months after the Closing, to acquire for, or assign or transfer to Licensee, rights and licenses to the Required Third Party Software identified on Schedules C-2 and C-3, to allow use and operation of the Software in the Territory, which rights and licenses shall be substantially similar (except as otherwise stated in Schedule C-2 or C-3) to those rights and/or licenses (including, without limitation scope of current use and term) held by Verizon and/or Licensor prior to Closing. For purposes of this Article III of this IP Matters Agreement and by way of example only, use of “commercially reasonable efforts” shall require efforts that a prudent person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible; provided, that “commercially reasonable efforts” does not require Verizon to agree to any terms, conditions or commitments that: (a) are contrary to Verizon’s standard purchasing practices or corporate policies, (b) have more than a minor adverse impact on Verizon’s retained operations (for example, require an exclusive purchase arrangement), or (c) in the case of consents for assignments or transfers, require more than a nominal, administrative payment or other compensation to the vendor. If Licensor has met its obligation to use commercially reasonable efforts (as described above) to obtain licenses or other rights for Licensee for the Required Third Party Software, but is unable to procure such right or license for use of the Required Third Party Software (or, post-Closing, resolve a vendor claim as described above), the Parties shall follow an agreed upon process to resolve the matter. Licensor shall use reasonable efforts to verify that licenses acquired, assigned or transferred under this Section 3.2 to do not violate the “Big Rules” described in Exhibit 3.

3.3	The Parties agree that the sole consideration to be given by Company to Verizon for the use of commercially reasonable efforts to obtain assignment, transfer, replication or other acquisition of licenses for any Required Third Party Software or the actual assignment, transfer, replication or other acquisition of such licenses, shall be the payments set forth in Article V hereof, and the obligations and agreements set forth elsewhere in this IP Matters Agreement. Without limitation of the foregoing, Licensee shall be obligated to comply with the terms and conditions of the applicable agreements with the Third Party licensor of the Required Third Party Software with respect to any Required Third Party Software license assigned to, acquired for or otherwise granted to Licensee hereunder.

3.4	The Parties further acknowledge that for expediency, efficiency or other purposes, Licensor may elect to provide other Third Party Software necessary for the operation of Spinco (“Other Third Party Software”), not within the scope of “Required Third Party Software,” for use by Licensee or Spinco, even though under the applicable agreements, Licensor is not obligated to provide such other Third Party Software. If Licensor wishes to receive reimbursement for such licenses, Licensor shall follow the process identified in Exhibit 2 to this IP Matters Agreement. Licensee agrees to use reasonable efforts to comply with all lawful, commercially reasonable actions directed or requested by Licensor in connection with Other Third Party Software provided by Licensor, within a reasonable time of receiving written notice of such instructions from Licensor.

ARTICLE IV

DESKTOP SOFTWARE

4.1	Company or (post-Closing) Licensee shall be solely and wholly responsible for obtaining any and all licenses required to use the software that is resident on any personal computer transferred to Licensee (“Desktop Software”). Within thirty (30) days after execution of this Agreement, Verizon will provide Company with a list of all or substantially all types of Desktop Software resident on the relevant personal computers.

4.2	The Parties agree that (post-Closing) Licensee shall be solely and wholly responsible for securing any and all rights and licenses under Third Party Intellectual Property Rights necessary to operate such Desktop Software.

4.3	Notwithstanding the foregoing, Licensor may deliver Desktop Software to Company/Licensee. In the event Licensor provides Desktop Software to Company/Licensee, Licensee shall be responsible for either obtaining licenses for Desktop Software as delivered and for any updates to same or taking such other action as may be required to mitigate any claim or action against Licensor and its Affiliates in connection with delivery of Desktop Software to Licensee.

ARTICLE V

COMPENSATION AND REIMBURSEMENT

5.1	In consideration for Verizon’s acquisition and other performance under Section 3.2 of this Agreement (and the assignment/transfer at Closing), Company shall pay Verizon on the Closing Date the sum of $105,000,000 by wire transfer to an account specified by Verizon.

5.2	Company and/or (post-Closing) Licensee shall be responsible for all maintenance and support of any Required Third Party Software on and after the Closing. Where Licensor has pre-paid maintenance and support for Required Third Party Software that as of the Closing Date has been assigned or transferred to, or replicated, or otherwise acquired for the benefit of Licensee or Spinco, and provided Licensor provides proof of such pre-payment to the Company, Company shall reimburse Verizon, on a pro-rata basis, for such portions of the maintenance and support costs that extend after the Closing. Where Licensor has committed to pay for maintenance and support for Required Third Party Software that as of the Closing Date has been assigned or transferred to, or replicated, or otherwise acquired for the benefit of Licensee or Spinco, and provided Licensor provides proof of such commitment to the Company, Licensee shall either pay the Third Party provider of maintenance and support directly (or at Verizon’s request where it continues to make payments to the provider, reimburse Verizon) on a pro-rata basis, for such portions of the maintenance and support costs that extend after the Closing. Company agrees that Verizon and Licensor’s agreements with Third Parties for maintenance of certain Required Third Party Software may be reduced to reflect such assignments or transfers to, or replications, or other acquisitions for the benefit of Spinco or Licensee. If Third Parties require an agreement directly with Licensee for the maintenance of Required Third Party Software, Licensee will execute such separate agreement and assume responsibility for such maintenance fees commencing on the Closing Date. Company agrees that if Third Parties refuse to cooperate with Verizon or the Licensor to reduce Verizon’s or the Licensor’s maintenance obligations to reflect Required Third Party Software assigned or transferred to or replicated or otherwise acquired for the benefit of Licensee or Spinco, or enter into agreements with Verizon or Licensor for allocated maintenance fees for Spinco or Licensee for maintenance covering the Required Third Party Software, Company and/or Licensee shall, with respect to maintenance services which Licensee receives indirectly through Verizon or Licensee, promptly reimburse Verizon for payments of maintenance amounts reasonably allocable, as determined by mutual agreement of Verizon and Company, to the Required Third Party Software assigned or transferred to or replicated or otherwise acquired for the benefit of Licensee or Spinco, with the understanding that Licensee shall not be required to pay twice for the same maintenance service. Effective as of execution of this Agreement, the Company and Verizon have agreed to use the process set forth in Exhibit 2 to handle maintenance service transactions for Required Third Party Software.

5.3	Company and/or (post-Closing) Licensee shall be responsible for all term, recurring “right to use,” or monthly license charge licenses for Required Third Party Software associated with the period after Closing. For pre-paid or pre-committed term, recurring “right to use” or monthly license charge licenses and other service arrangements not covered by Section 5.2, above, effective as of execution of this Agreement, the Company and Verizon have agreed to use the process set forth in Exhibit 2 to handle such service transactions.

ARTICLE VI

IMG AGREEMENT

6.1	On the Effective Date of this IP Matters Agreement, Company and Verizon Information Technologies LLC have entered into the Interactive Media Guide Services Agreement (“IMG Agreement”). Such IMG Agreement shall constitute a Transaction Agreement for the purposes of Section 8.2 and 8.3 of the Merger Agreement. In the event of any conflict between the terms of the IMG Agreement and the final terms of the FS Software License Agreement, the IMG Agreement shall control.

ARTICLE VII

MISCELLANEOUS

7.1	Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Merger Agreement or the Software License Agreement.

7.2.	This IP Matters Agreement and its attachments shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any conflict between the terms of this IP Matters Agreement as to the subject matter stated herein and the proposed or final terms of the Software License Agreement, this IP Matters Agreement shall control.

7.3	This IP Matters Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

7.4	This IP Matters Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on the Parties hereto, notwithstanding that not all Parties are signatories to the original or the same counterpart.

7.5	EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS IP MATTERS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.6

THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS IP MATTERS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES

HERETO SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS IP MATTERS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS IP MATTERS AGREEMENT IN ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR, IF SUCH FEDERAL COURTS DO NOT HAVE SUBJECT MATTER JURISDICTION, OF ANY NEW YORK STATE COURT, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK OR, IF SUCH FEDERAL COURTS DO NOT HAVE SUBJECT MATTER JURISDICTION, OF ANY NEW YORK STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS IP MATTERS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS IP MATTERS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS IP MATTERS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF NEW YORK OR, IF SUCH FEDERAL COURTS DO NOT HAVE SUBJECT MATTER JURISDICTION, A NEW YORK STATE COURT. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

LICENSOR AND ITS AFFILIATES DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY, WITH RESPECT TO ANY SOFTWARE OR SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. NOTWITHSTANDING THE FOREGOING, LICENSOR AGREES TO USE COMMERICALLY REASONABLE EFFORTS TO PASS THROUGH TO LICENSEE, WHERE PERMITTED, VENDOR WARRANTIES AS TO REQUIRED THIRD PARTY SOFTWARE OR OTHER THIRD PARTY SOFTWARE ACQUIRED, ASSIGNED OR TRANSFERRED UNDER THIS AGREEMENT.

NEITHER OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING DAMAGES FOR INTERRUPTION OF BUSINESS, LOSS OF PROFITS, OR THE LIKE) IN CONNECTION WITH THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have executed this IP Matters Agreement as of the date first above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ John W. Diercksen
Name: John W. Diercksen Title: EVP- Strategy, Planning & Development

NEW COMMUNICATIONS HOLDINGS INC.

By:	/s/ J. Goodwin Bennett
Name: J. Goodwin Bennett Title: Vice President

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ Donald R. Shassian
Name: Donald R. Shassian Title: CFO

EXHIBIT 1

SOFTWARE LICENSE AGREEMENT (as revised)

SLA Schedules

•	Schedule A (Maintenance Agreement)

•	Schedule B (Listing of Software, identified by category, and the proportion of the Annual Maintenance Fee applicable to each category of the Software)

•	Schedule C-1 (Listing of Required Hardware)

•	Schedule C-2 (Listing of Embedded Software)

•	Schedule C-3 (List of New Software)

EXHIBIT 2

1) Thresholds. For each contemplated agreement/commitment for the purchase of software licenses (except for perpetual licenses that are Required Third Party Software subject to Section 3.2), software support/maintenance services or IT hardware/equipment services required to set up the Ft. Wayne datacenter or Spinco generally:

(A) Verizon will accept a 3rd party proposal received on or after the Effective Date of this IP Matters Agreement (“Proposal”), on Licensee’s behalf and provide notice to Company in the ordinary course if:

(i) the Proposal covers:

(a) term or RTU software licenses, software support/maintenance services, or IT hardware/equipment services with a term of one year or less, or

(b) perpetual software licenses (for other than Required Third Party Software covered by Section 3.2),

and in either case (a) or (b), the total cost of the proposal to the Company is $100K or less; or

(ii) the Proposal covers term, recurring “right to use,” or monthly license charge software licenses, software support/maintenance services, or IT hardware/equipment services with a term greater than one year and the total cost of the proposal to the Company is $50K or less.

(B) If the Proposal exceeds the threshold listed above or is contrary to the “Big Rules” listed in Exhibit 3:

(i) Verizon will initially delay entering into a Proposal on Licensee’s behalf and instead provide to Company, a copy of the Proposal document (including the proposed contract, if available), a statement indicating Verizon’s good faith belief as to whether the service or license is required pre-Closing (vs. on or after Closing), a description of how the license or service is used in the business. If the Proposal contains multiple, alternative options, Verizon will identify which alternative will be accepted as a default (which will typically be the alternative involving lowest cost and/or shortest duration);

(ii) Company shall have 7 calendar days (as a default) to consider the Proposal, with three possible outcomes:

(a)

in the event that no valid objection is received within 7 calendar days (if the 7th day is a weekend, the 7 days is extended until COB the next working day), Verizon may sign without further action (Company may also affirmatively advise Verizon that it has no objection); or

(b)	Company issues a written objection as follows:

(1) if the service or license is required pre-Closing (based on Verizon’s statement), Company may object only by representing: A) that it has the rights and licenses Verizon requires pre-Closing, or the services required pre-Closing, and can and will lawfully extend those rights, licenses and services to Verizon pre-Closing, or B) that as of the Closing it has or will have the rights and licenses or services covered by the proposal; or

(2) if the service or license is not required pre-Closing (based on Verizon’s statement), by representing that as of the Closing, it has or will have the rights and licenses or services covered by the proposal.

In either case (1) or (2), Company relieves Verizon from any obligations with respect to the rights, licenses and/or services in the proposal, and Company will indemnify and hold Verizon harmless from any claims, losses, etc., arising from breach of Company’s representations set forth above, or

(3) that the Proposal violates one or more of the “Big Rules” and Company is unwilling to waive the violation, except that Company may not object to a Proposal on the basis that includes minimum purchase commitments or “take or pay” provisions if they are reasonable in relation to function or purpose sought to be accomplished by the Proposal. {for example, if the objective is to get licenses for 20 call center terminals and the vendor positions the Proposal as a “minimum purchase commitment” for 20 licenses or a take or pay based on a 20 license scope}

(c)	if the Proposal exceeds $500,000 and Company has a good faith belief that the vendor will consider a counter-proposal from Company, then Company may issue an objection which A) represents the foregoing conditions are met, and (B includes the counter-proposal, in which case Verizon shall promptly provide the counter-proposal to the vendor and wait three (3) business days for an acceptance by the vendor. If no acceptance by the vendor occurs by the end of the three (3) day period, then Verizon may accept the prior (default) proposal from the vendor.

Although the default period for consideration by Company of a vendor proposal is 7 calendar days, in the case where the service or license is required pre-Closing (based on Verizon’s statement), and Verizon requests a shorter consideration period, Company shall work in good faith with Verizon to accommodate that request. Where the vendor presents a proposal requiring a multi-year commitment term, Verizon will use reasonable efforts to also obtain a proposal for a one year term as well.

2) Reimbursement. Company will reimburse Verizon for:

(A) any payments made for perpetual licenses (for other than Required Third Party Software which are covered by Section 3.2) accepted under the process,

(B) on a pro-rata basis, for any term, recurring “right to use,” or monthly license charge licenses, with Verizon bearing the costs for the pre-Closing period,

(C) on a pro-rata basis, for any support or maintenance payments made as to 3rd party software, with Verizon bearing the costs for the pre-Closing period; and

(D) on a pro-rata basis, for any payments for IT hardware/equipment services, with Verizon bearing the costs for the pre-Closing period.

EXHIBIT 3 – “BIG RULES”

A.	No minimum purchase requirements.

B.	No take or pay provisions.

C.	No vendor exclusivity.

D.	No most favored nation provision (favoring vendor).

E.	No merger clause or provision purporting to amend, modify or supersede any other existing Frontier agreement.